Exhibit 99.2

Avalanche Treasury Co. AVAX Digital Asset Treasury Company October 2025 | Strictly Private & Confidential

Disclaimer

THIS PRESENTATION, ITS CONTENTS AND ANY INFORMATION PROVIDED OR COMMUNICATED DURING ANY PRESENTATION OR DELIVERY OF THIS PRESENTATION ARE NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO OR FROM THE UNITED STATES OF AMERICA OR ANY JURISDICTION WHERE SUCH RELEASE, PUBLICATION OR DISTRIBUTION WOULD BE UNLAWFUL. THIS PRESENTATION IS NOT AN OFFER OR SOLICITATION OF AN OFFER TO BUY OR SELL SECURITIES.

Disclaimers and Other Important Information

This presentation (this "Presentation") is being furnished solely to recipients that are "qualified institutional buyers" as defined in Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), or "accredited investors" (as defined in Rule 501 of Regulation D) (any such recipient, together with its subsidiaries and affiliates, the "Recipient") by Mountain Lake Acquisition Corp. ("Mountain Lake"), Avalanche Treasury Company LLC, a Delaware limited liability company (the "Company"), and Avalanche Treasury Corporation, a Delaware corporation ("Pubco," and together with Mountain Lake and the Company, the "Parties") solely for informational purposes of considering the opportunity to participate in the proposed private investment in the Company by purchasing membership interests in the Company (the "Company Equity PIPE" or "Private Placement"), in connection with a potential business combination among the Parties and related transactions (the "Business Combination" and together with the Private Placement, the "Transactions"). By reading this Presentation, the Recipient will be deemed to have agreed to the obligations and restrictions set out below.

This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction, in connection with the Transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. Any offer to sell securities pursuant to the Private Placement will be made only pursuant to a definitive subscription agreement and related documentation and will be made in reliance on an exemption from registration under the Securities Act for offers and sales of securities that do not involve a public offering. Any other solicitation or offering of securities shall be made only by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. The Parties reserve the right to withdraw, or amend for any reason, any offering and to reject any subscription agreement for any reason, or for no reason. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. The Recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the Recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. The Class A ordinary shares to be issued in the Private Placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

No representations or warranties, express or implied, are given in, or in respect of, this Presentation. This Presentation is subject to updating, completion, revision, verification and further amendment. None of the Parties or their respective affiliates has authorized anyone to provide interested parties with additional or different information. No securities regulatory authority has expressed an opinion about the securities discussed in this Presentation or determined if this Presentation is truthful, accurate or complete, and it is an offense to claim otherwise.

None of Mountain Lake, the Company or Pubco nor any of their respective subsidiaries, equity holders, affiliates, representatives, partners, members, directors, officers, employees, advisers or agents (collectively, "Representatives") makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to the Recipient in the course of its evaluation of the Transactions, and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. To the fullest extent permitted by law, none of the Parties nor any of their Representatives shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, the information contained herein does not purport to contain all of the information that may be required to evaluate the Transactions. The information contained in this Presentation is provided as of the date hereof and may change, and none of the Parties nor any of their Representatives undertakes any obligation to update such information, including in the event that such information becomes inaccurate or incomplete. The general explanations included in this Presentation cannot address, nor is intended to address, your specific investment objectives, financial situations or financial needs.

Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with any Party or their respective Representatives, as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Parties and each of the Transactions. Recipients of this Presentation should read the definitive documents for the Private Placement or any other Transaction and make their own evaluation of the Parties and the Private Placement or any other Transactions and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

You are urged to request any additional information you may consider necessary or desirable in making an informed investment decision. You (and your Representative, if any) are invited, prior to the entry into any definitive documentation with respect to the Private Placement or the consummation of any other Transaction, to ask questions of, and receive answers from, the Parties concerning the Transactions and to obtain additional information regarding the Transactions, to the extent the same can be acquired without unreasonable effort or expense, in order to verify the accuracy of the information contained herein.

2

Disclaimer (Cont'd)

Confidentiality

This information is being distributed to you on a confidential basis. By receiving this information, you and your affiliates and Representatives agree to maintain the confidentiality of the information contained herein. Without the express prior written consent of each of the Parties, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the Parties and the Transactions or (iv) provided to any person except your employees and advisors with a need to know who are advised of the confidentiality of the information. This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof.

Forward-Looking Statements

This Presentation (and any oral statements regarding the subject matter of this Presentation) contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Parties and the Transactions, including, expectations, hopes, beliefs, intentions, plans, prospects, financial results, strategies and other statements relating to Mountain Lake, Pubco, the Company and the Transactions and statements regarding the anticipated benefits and timing of the completion of the Transactions, the assets held by the Company, the price and volatility of AVAX, the future supply of and demand for AVAX, the growing prominence of AVAX as a digital asset and Avalanche as a blockchain platform, AVAX's ability to hedge inflation and economic uncertainty, Pubco's listing on an applicable securities exchange, the economic conditions surrounding AVAX, Pubco's planned business strategy including Pubco's ability to grow its shareholders' ownership of AVAX over time, generate AVAX yield, partner with Avalanche technology companies and produce and provide Avalanche-related advisory and other services, Pubco's ability to catalyze the fusion of AVAX into finance and capital markets, Pubco's ability to access legacy Avalanche investors, any projected outcomes or expectations of crypto treasury strategies or businesses, expectations of AVAX to perform as a superior treasury asset, Pubco's plans and use of proceeds, objectives of management for future operations of Pubco, pro forma ownership of Pubco, the upside potential and opportunity for investors relating to participation in the Private Placement or any future securities resulting from any proposed Transactions, any pro forma values associated with any Transactions or with Pubco, any proposed Transaction structures and offering terms, plans and expectations for Avalanche and AVAX adoption, value creation, investor benefits and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and expected financial impacts of the Transactions, any expected benefits, future scaling and efficiency upgrades associated with Avalanche and any expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "potential," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions.

Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Presentation, including, but not limited to: the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of Mountain Lake's securities; the risk that the Business Combination may not be completed by Mountain Lake's business combination deadline; the failure by the Parties to satisfy the conditions to the consummation of the Business Combination, including the approval of Mountain Lake's shareholders, of the Private Placement; failure to realize the anticipated benefits of the Transactions; the level of redemptions of Mountain Lake's public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of the Class A ordinary shares of Mountain Lake or the Class A common stock of Pubco; the lack of a third-party fairness opinion in determining whether or not to pursue the Business Combination; the failure of Pubco to obtain or maintain the listing of its securities any stock exchange on which Pubco's Class A common stock will be listed after closing of the Business Combination; costs related to the Transactions and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to Pubco's anticipated operations and business, including the highly volatile nature of the price of AVAX; the risk that Pubco's stock price will be highly correlated to the price of AVAX and the price of AVAX may decrease at any time after the closing of the Transactions; risks related to increased competition in the industries in which Pubco will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding AVAX; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that after consummation of the Business Combination, Pubco experiences difficulties managing its growth and expanding operations; challenges in implementing Pubco's business plan, including Avalanche-related advisory services and other Avalanche-related services, due to operational challenges, significant competition and regulation; being considered to be a "shell company" by any stock exchange on which Pubco's Class A common stock will be listed or by the Securities and Exchange Commission ("SEC"), which may impact the ability to list Pubco's Class A common stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities; the outcome of any potential legal proceedings that may be instituted against the Company, Mountain Lake, Pubco or others following announcement of the Business Combination; and those risk factors discussed in documents of Pubco, the Company, or Mountain Lake filed, or to be filed, with the SEC.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the final prospectus of Mountain Lake dated as of December 12, 2024 and filed by Mountain Lake with the SEC on December 13, 2024, Mountain Lake's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q on file, and to be filed, with the SEC and the registration statement on Form S-4 and proxy statement/prospectus that will be filed by Pubco and Mountain Lake, and other documents filed by Mountain Lake and Pubco from time to time with the SEC, as well as the list of risk factors included in Annex A herein. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that none of the Parties presently know or that the Parties currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the Parties or any of their Representatives assumes any obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of the Parties or any of its Representatives gives any assurance that any of Mountain Lake, the Company or Pubco will achieve its expectations. The inclusion of any statement in this presentation does not constitute an admission by Pubco or Mountain Lake or any other person that the events or circumstances described in such statement are material.

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Disclaimer (Cont'd)

Industry and Market Data

This Presentation has been prepared by the Parties and their Representatives and includes market data and other statistical information from third-party industry publications and sources as well as from research reports prepared for other purposes. Although the Parties believe these third-party sources are reliable as of their respective dates, none of the Parties or any of their respective Representatives has independently verified the accuracy or completeness of this information and cannot assure you of the data's accuracy or completeness. Some data are also based on the Parties' good faith estimates, which are derived from both internal sources and the third-party sources. None of the Parties or their Representatives make any representation or warranty with respect to the accuracy of such information. The Parties expressly disclaim any responsibility or liability for any damages or losses in connection with the use of such information herein. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by Mountain Lake or Pubco, or any other report or document to be filed by Pubco following completion of the Business Combination with the SEC.

Trademarks and Intellectual Property

All trademarks, service marks, and trade names of any Party or their respective affiliates used herein are trademarks, service marks, or registered trade names of such Party or its respective affiliate, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any Party, or an endorsement or sponsorship by or of any Party. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that any Party or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names.

Additional Information and Where to Find It

In connection with the Business Combination, Mountain Lake and Pubco intend to file relevant materials with the SEC, including a registration statement on Form S-4, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Mountain Lake shareholders. Mountain Lake will also file other documents regarding the Transactions with the SEC.

Before making any voting or investment decision, investors, shareholders and other interested persons of Mountain Lake are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with Transactions carefully and in their entirety as they become available because they will contain important information about the Transactions.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Mountain Lake through the website maintained by the SEC at www.sec.gov.

The documents filed by Mountain Lake and Pubco with the SEC also may be obtained free of charge, once available, on the SEC's website at www.sec.gov or by directing a request to: Mountain Lake Acquisition Corp., 930 Tahoe Blvd STE 802 PMB 45, Incline Village, NV 89451; phone number: +1 (775) 204-1489.

Participants in Solicitation

Mountain Lake, Pubco, the Company and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from Mountain Lake's shareholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of Mountain Lake's securities are, or will be, contained in Mountain Lake's filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Mountain Lake's shareholders in connection with the Business Combination, including and the names and interests of the Company and Pubco's directors and executive officers, will be set forth in the proxy statement/prospectus on Form S-4 for the Business Combination, which is expected to be filed by Pubco and Mountain Lake with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Avalanche Foundation

The Company and The Avalanche Foundation have entered into a letter of intent regarding the sale of AVAX tokens. No definitive agreement has been entered into as of the date of this presentation and any definitive agreement remains subject to further discussions and negotiation between the Company and The Avalanche Foundation.

4

5 Avalanche Treasury Co. (“AVAT”) is the Premier Company Providing Access and Exposure to the Avalanche Network 1 Exclusive Relationship with the Avalanche Foundation (“The Foundation”) 2 Industry Leading Management Team & Avalanche - Aligned Advisory & PubCo Board Attractive Investor Economics & Unique Entry Opportunity of 0.7 7 x mNAV 5 3 Purpose Built Operating System for Institutional and Business Adoption of Blockchain Accelerating Adoption, Growth, and Usage Relative to Competitors 4 Build A Better DAT ... ...Around A Better Asset... ...And Provide A Better Offering Our Mission (1) Illustrative entry mNAV at signing, calculated as the total value of AVAX purchased using Equity Private Placement procee ds and AVAX contributed In - Kind divided by the equity value at signing including AVAT Management and Sponsor Promote. (2) Includes $15mm of cash costs, comprised of Equity Placement Agent fees and other advisory fees. (1)(2)

Financial Systems Tokenization Platforms Cloud & Supply Chains Sports & Entertainment Retail Investors RIA and Wealth Managers TradFi Institutional Investors Current AVAX Holders 6 Exclusive Relationship with the Avalanche Foundation Designed To Broaden Investor Exposure to Avalanche's Real World Use Cases Built with The Foundation’s Alignment Diversified Investor Access Multi - Tiered Exclusive Relationship Real World Use Cases Network Payments & Commerce Avalanche Crypto Native Institutions (“AVAX”) Avalanche Foundation Avalanche Treasury Co.

AVAT + Avalanche Foundation Relationship Designed to Create Structural Alignment

AVAT Is Launching With An Exclusive Multi-Tiered Relationship With The Foundation

Avalanche Foundation

AVAT

Structure Designed To Create An Attractive Entry NAV

1

Attractive Day 1 Economics

The Foundation's $200mm initial token sale at a 60% discount will provide investment into the ecosystem at an attractive entry mNAV at launch

2

Exclusive Future Access to Discounted AVAX

18-month exclusivity with The Foundation on AVAX sales to any Digital Asset Treasury company(1) & ROFR(2) on certain subsequent discounted sales(3)

3

Strategic Advisors from Members of Ava Labs

Founder Emin Gün Sirer and Chief Business Officer John Nahas to be on the advisory board and public company board, respectively

4

Shareholder Alignment with the Foundation

Opportunity to invest alongside long-term oriented AVAX holders with the Foundation itself and other senior members of the ecosystem who will be shareholders

5

Proprietary Deal Flow

Exclusive relationship will bring direct and preferential access to leading DeFi and L1 opportunities, increasing return potential on AVAX deployed

6

Preferred Network Access

Priority access to opportunities with partners, investors, builders, and service providers across the Avalanche ecosystem

(1) Specific terms and amounts set forth in the related contribution agreement. (2) ROFR is defined as right-of-first-refusal. (3) ROFR on subsequent sales greater than $75mm at a discount greater than 30%.

7

Seasoned Leadership Team With Deep Institutional & Avalanche Connectivity

Experienced Management Team With Traditional Finance & Digital Assets Expertise

Executive Management



Nasdaq Listed
WALL STREET'S CRYPTO KING

Bart Smith
Chief Executive Officer, President & Chairman

- 20+ years of experience at Susquehanna, AllianceBernstein and UBS
- Deep expertise that spans digital assets, proprietary trading, asset management, market making, private investments, and institutional capital markets
- Frequent contributor to industry panels and media, and has been instrumental in bridging Wall Street and the crypto ecosystem

As seen on:
CNBC CoinDesk Bloomberg



Laine Litman
Chief Operating Officer

- **HiddenRoad** President
- **Virtu Financial** Head of FI & FX, Co-Head of Crypto
- **KCG Holdings** Fixed Income Team Lead



Budd White
Chief Strategy Officer

- **Multisig Labs** Chief Product Officer
- **Tacen** Chief Product Officer & Co-Founder
- **Paperchain** COO and Interim CTO
- **Promeritum** Chief Product Officer & Co-Founder



Keegan Toci
Head of Business Development

- **Combine Capital** CIO & Portfolio Manager
- **Fractal Wealth** Portfolio Manager
- **Vertical Ascent Cap.** Partner & Portfolio Manager
- **BlackRock** Director

Advisory Board



Emin Gün Sirer
Founder
Ava Labs.



Haseeb Qureshi
Managing Partner
DRAGONFLY



Jason Yanowitz
CEO
Blockworks



Stani Kulechov
CEO
AAVE

Board of Directors



Bart Smith
Chairman & CEO
AVAT



Rob Hadick*
General Partner
DRAGONFLY



John Nahas*
Chief Business Officer
Ava Labs.



Paul Grinberg*
Chairman & CEO
Mountain Lake Acq. Corp.
axos BANK

To Be Announced*
Independent Director

(*) Independent Director

8

9 Avalanche is Powering Real World Use Cases Across Finance, Payments, Corporate / Enterprise, Government, Gaming, Sports and Entertainment State of Wyoming Largest Bank in U.S. >$2 billion Average Daily Transaction Volume Across Kinexys ($686bn AUM) Largest Cloud Provider in the World Largest Automaker in the World Largest Sports Organization in the World FINANCE ENTERPRISES & GOVERNMENT ENTERTAINMENT & CONSUMER America’s Iconic Music Festival Source: Company filings. (1) Based on market capitalization as of September 2025. (2) Based on AUM (Assets Under Management) as of August 2025. (3) St ati sta. Based on global cloud infrastructure market share. (4) Based on automotive unit sales. (5) Based on membership size, mak ing FIFA the most globally represented sports organization. (1) (3) (4) (5) / (2) Largest Private Equity Firms in the World ($840bn AUM) Enterprise - First Orientation – Platform for Large - Scale Institutions to Launch Their Own Digital Infrastructure

Market Capitalization Evolution (1) 10 Unique Investment Opportunity in the Early Days of Business Blockchain Adoption As institutional adoption of blockchain continues to accelerate, Avalanche represents a novel opportunity to invest in the next - generation of infrastructure technology on which all business can be built ~300x ~ 700 x ~3,0 00 x ~ 9 x Years Since IPO / Mainnet Launch Source: Capital IQ, Defillama, and CoinMarketCap. Note: Market data as of 9/29/2025. Initial Public Offering (“IPO”) – Microsoft (3/13/1986) and Oracle (3/12/1986). Mainnet Launch – Ethereum (7/30/2015) and Avalanche (9/21/2020). (1) Represents market capi talization for Microsoft and Oracle; represents fully diluted market capitalization for Avalanche and Ethereum. (2) Calculated as Current Market Capitalization / Market Capitalization as of day of IPO or Mainnet L aun ch. Multiple Since IPO / Mainnet Launch (2) 5 10 20 30 40 $3.8Tr $ 800 B $22B = Current Market Capitalization $5 10 B

Compelling Access to AVAX At Scale With Attractive Economics

Discounted Access

- Initial investment of a minimum of $200mm of AVAX from the Foundation at a 60% discount(1)

Exclusive Relationship

- 18-month exclusivity with the Foundation for DAT transactions and ROFR to buy discounted tokens in non-DAT token sales(2)

Aligned Structure

- Additional discounted locked tokens contributed in-kind from long term oriented AVAX holders at a blended ~17% discount(3)

Targeting ~0.77x mNAV (4)(5) for Equity Investors

(1) Foundation tokens sold to AVAT, discount to 30-Day Trading VWAP as of 9/19/2025 per Binance.
(2) Specific terms and amounts set forth in the related contribution agreement.
(3) In-Kind locked contributions with a lock-up period >12 months are subject to a 25% discount to fair value and In-Kind locked contributions with a lock-up period of <12 months are subject to a 15% discount.
(4) Illustrative entry mNAV at signing, calculated as the total value of AVAX purchased using Equity Private Placement proceeds and AVAX contributed In-Kind divided by the equity value at signing including AVAT Management and Sponsor Promote.
(5) Includes $15mm of cash costs, comprised of Equity Placement Agent fees and other advisory fees.

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I. Our AVAX Thesis

Consensus is Building For Broad Institutional Adoption of Digital Assets

Crypto's $4 Trillion Moment

The CLARITY Act would establish broader regulation of crypto enabling clarity on token designation

The New York Times

GENIUS Act Is a Promising Step for Crucial Stablecoin Regulation

Bloomberg

Trump's Crypto Working Group Pushes For Clearer Rules As Adoption Grows

COINTELEGRAPH The future of money

Why Stablecoins Are Shifting From Crypto Fringe To Corporate Strategy

FT

The "GENIUS Act"[1] Has Been Approved And Passed Into Law

- Establishes federal standards for stablecoin issuance and reserve management
- Requires clear disclosure, redemption rights, and 1:1 fiat or cash-equivalent backing
- Authorizes banks and licensed fintechs to issue stablecoins under federal oversight

The Digital Asset Market Clarity Act of 2025 ("CLARITY Act")

- Establishes a framework for regulating digital assets in the U.S. and grants clearer jurisdiction to the SEC or CFTC
- Lowers the barrier for banks and financial services firms to offer crypto-related services
- Exempts non-custodial DeFi activities, supporting self-custody & compliance pathways

Supportive White House Guidance & Project Crypto Sprint

- White House actively coordinating across Treasury, SEC, CFTC, and banking regulators to harmonize oversight
- Project Crypto Sprint delivered fast-track recommendations on custody, stablecoins, & market structure
- Federal Reserve exploring integration of stablecoins into payments infrastructure

Enterprises are now actively deploying onchain payments, tokenized assets, and supply chain operations

Institutions Now Have Confidence

- Require clear standards for custody, disclosure, compliance and trading
- Businesses can now deploy onchain payments, tokenized assets, and supply chain operations
- Stablecoins are now federally recognized as money rails
- Bank engagement expanding as OCC[2] guidance on crypto custody regains traction
- Accounting clarity improving with SAB 121 revisions, reducing uncertainty around holding and reporting digital assets

Digital Asset Total Market Capitalization Forecast[3]



$4 Tr
$10 Tr
Sep-25
2026

Source: CoinMarketCap, Note: Market data as of 9/29/2025. (1) The Guiding and Establishing National Innovation for U.S. Stablecoins Act. (2) Office of the Comptroller of the Currency (OCC). (3) Standard Chartered Research Report, November 2024 & CoinDesk.

13

14 Market Forces Are Now Aligning to Foster Broad Institutional Blockchain Adoption Establishing Broad Based Institutional Trust Why Avalanche Is Well Positioned Demonstrated Institutional Adoption Across Financial Services, Governments, and Corporates Enterprise - Ready Protocols with Native Interoperability, Leading Privacy and Modular Expansion Capabilities Institutionalization Going Mainstream Banks, asset managers, and corporates are beginning to integrate blockchains into their ecosystem Select Real World Examples Select Real World Examples Tokenization Arriving Sooner Than Expected Numerous announced institutional use cases including: stablecoins, tokenized equities and RWA, and payments Stablecoin Growth Continues To Surge $280bn+ stablecoin market has reached an inflection point following the passing of the ‘GENIUS’ Act Select Real World Examples “JPMcoin” RLUSD

Institutional Needs Driving Avalanche Adoption

Enterprise-Grade Interoperability

- Businesses require interoperable blockchains that connect with each other and legacy infrastructure

Privacy & Control

- Diverse corporate and financial institutions use cases necessitate native privacy capabilities

Scalability and High Throughput

- Real world use cases such as finance, payments, remittance, gaming, and ticketing require scalability and throughput

Key Features of Avalanche

Purpose Built Layer 1 – native scalability, sub-second finality, and high throughput capacity to support payments, remittances, and diverse real-world applications

Unique Architecture – multi-L1 framework enables custom enterprise chains with KYC/permissioned controls, seamless intra-chain interoperability, and modular expansion/upgradability

Efficiency – custom L1s deliver speed, scalability, and compliance-ready infrastructure without cross-chain load constraints

The Flywheel of Adoption – as more stablecoins, RWA, tokenization and enterprise pilots are successful, the interoperability of the ecosystem becomes more valuable

Attractive Tokenomics – capped supply, burn mechanism, ~41%+ staked, and alignment with ecosystem stakeholders

Deep and Liquid Market – top 20 market cap rank, strong trading volumes

15

AVAX's Infrastructure Advantage

AVAX Layer 1 Benefits

- Launch Custom Public and Private Blockchains with the Option for Permissioned or Permissionless Access
- Implement Bespoke Compliance Frameworks
- Flexible Revenue/Cost Model for L1 Operators
- Customizable Validator Economics
- Automate Processes via Smart Contracts
- Privacy Controls With Selective Visibility

Avalanche L1 Infrastructure


The Avalanche
Operating System
Branded
Enterprise
Corporate
Payments
RWA
Gaming
Custom

Unique Multi-L1 Framework

- Avalanche's L1 technology provides turnkey block space to institutions and enterprises, while enabling individualized control and management of their own execution environment
- Each L1 is connected to the primary network, highly customizable, and natively interoperable with other AVAX built L1s
- Avalanche Interchain Messaging (ICM) enables native cross-Avalanche L1 communication allowing entities to control multiple L1s interdependently
- EVM architecture enables institutions to tap into a broad base of developers

16

17 Avalanche Has Been Backed by Well - Known Institutional Investors And over 40 top - tier investment firms...

10.0x 128.6x 110.0x 106.4x 95.5x 15.5x 11.3x 13x 79x 949x 18x 94x 60x 9x 0.2x 11.4x 24.9x 4.3x 2.6x 0.2x 0.1x 18 Avalanche Adoption Has Outpaced Market Recognition Source: Binance, Defillama, CoinMarketCap, CoinGecko, and Avalanche Network. Note: Market data as of 9/29/2025. ~$2.2 billion / +108% YoY Total Value Locked ~$1.6 billion Stablecoin Market Capitalization on Avalanche ~$12.0 billion / +332% YoY 30 - Day Decentralized Exchange (DEX) Volume (August 2025) ~$12.9 billion / $21.8 billion Market Capitalization (Circulating and Fully Diluted) ~41% Eligible AVAX Supply Staked ~930 L1 Validator Count ...But Not Yet Reflected In Valuation at Multiples Seen in the Market Adoption Accelerating... FDV / Stablecoin Mkt. Cap Fully Diluted Market Capitalization (FDV) / Total Value Locked FDV / DEX Volume (Annualized)

II. Avalanche Treasury Co. Strategy

20 Avalanche Treasury Co. Corporate Strategy Seeded by the Avalanche Foundation’s AVAX token sale agreement and aligned incentives with top stakeholders Active treasury management: staking, validator fees, L1 activation, corporate development Regulated, liquid public vehicle that provides turnkey AVAX exposure Differentiate Avalanche Treasury Co. from ETFs and passive wrappers Deliver scalable platform for NAV expansion Drive ecosystem adoption and long - term enterprise engagement Strategic partnerships with enterprises, asset managers, and ecosystem participants Establish the premier institution - friendly gateway to Avalanche How We Win Our Goals North - Star: Growing AVAX Per Share (“APS”) and Supporting Ecosystem Growth

Providing Differentiated Investor Access

Generation 1 → Generation 2 → Generation 3

	Exchange Traded Funds	Passive Accumulation-Focused DAT	Avalanche Treasury Co.
Treasury Management	Market beta only (no yield)	Buy & hold	Dynamic staking, validator yield, liquidity buffers
Network Contribution	None	None	Validator operations and corporate development and engagement
Corporate Development	None	None	Targeted seed liquidity for protocols that drive L1 adoption
Reporting	NAV only, delayed	Periodic NAV	Public company reporting with validator & L1 KPIs
Edge	Market beta	Market beta	Yield + usage-linked upside
Diversified Exposure	Single token exposure	Single token accumulation	Multi-source return profile: staking, fees, corporate dev
Accessibility & Compliance	Regulated, but no ecosystem alignment	Private structures, illiquid	Regulated, listed vehicle; turnkey institutional access
Capital Markets Advantage	High liquidity but no ecosystem yield	Limited	Liquidity + access to PIPE
Differentiation	Market tracker only	Passive wrapper only	Compounding structure

21

22 Activating Ecosystem Engagement To Create Token Value Broader Investor Access L1 & Protocol Activation Transaction Growth Improved Validator Economics Treasury Yield & Optionality Increases Higher Burn & Network usage Expanding Token Velocity = Impacted by AVAT

Our Active Treasury Strategy

Active treasury strategy combines targeted yield with ecosystem development

Yield Generation Strategy

- Validator Operations: Operate internal validators and partner with external nodes to maximize uptime and yield efficiency
- Staking & Liquid Staking: Stake AVAX or through liquid staking protocols compound yields, provide liquidity, and reinvest into validator infrastructure and ecosystem opportunities
- Lending & Volatility Strategies: Provide capital to traders / market makers and deploy conservative yield approaches focused on preservation and steady returns

Corporate Development

- Avalanche L1s: Support and activate institutional L1s with validator resources
- Partnership Activation: Partner with developers of blockchain rails with enterprises (RWAs, stablecoins, ticketing, gaming)
- Protocol Capital Deployment: Allocate targeted capital into high-value protocols to increase adoption and transaction flow

Treasury Policy and Reinvestment

1. AVAX Staked Core
2. Lending, DeFi & RWA
3. Liquidity Provisioning
4. Activation Sleeve For L1s & Protocols
5. Conservative Volatility Strategies
6. Private Agreements

23

Issue stock at a premium to the AVAX NAV per share Use balance sheet to support growth of premier L1 ecosystem Issue convertible bonds and other equity - linked securities Generate staking rewards and other operating income to acquire more tokens $10.00 @ Launch Illustrative 24 Value Creation Framework North - Star: Growing AVAX Per Share (“APS”) and Supporting Ecosystem Growth Value Creation Levers Illustrative Share Price Growth Contribution mNAV Expansion AVAX Price Appreciation AVAX Per Share Growth Not To Scale 1 2 3 AVAT Value Creation Sources Staking Yield & Corporate Engagement Revenue 4

III. Transaction Summary

Transaction Summary

Overview[1]

The Foundation Token Contribution / Sale:

- Foundation AVAX In-Kind Contribution / Sale at fair value: $200 million[2][6]
  - $75 million in-kind contribution fair value
  - $125 million tokens sold to AVAT for cash
- Contributed / Sold at a 60% discount to fair value:
  - **$30 million** in-kind contribution discounted value
  - $50 million discounted value of tokens sold to AVAT for cash

Equity Private Placement:

- Total Private Placement Proceeds (Excl. Foundation Contribution): $274 million
- Equity Private Placement AVAX In-Kind (Unlocked): **$116 million**
- Equity Private Placement AVAX In-Kind (Locked): $47 million contributed at a blended discount to fair value of 17%[3][4]
  - **$39 million** discounted value of locked tokens contributed
- Equity Private Placement Cash Proceeds: **$119 million** ($50 million used to purchase AVAX from The Foundation; excess cash used to purchase AVAX from the open market)

Implied AVAX at Closing: ~$675 million+ AVAX at closing[5]

Implied mNAV: 0.77x[9][10]

Sources & Uses – At Signing[1]

Sources	$mm	Uses	$mm	AVAX (mm)
AVAX Contribution - Foundation	$ 30[2]	Foundation - Equity Interest	$ 30[2]	2.7
AVAX Contribution - Equity Private Placement (Unlocked)	116[3]	AVAX Contribution - Equity Private Placement (Unlocked)	116[3]	3.9
AVAX Contribution - Equity Private Placement (Locked)	39[3][4]	AVAX Contribution - Equity Private Placement (Locked)	39[3][4]	1.6
Cash Contribution - Equity Private Placement	119	Purchase of AVAX from the Foundation	50[6]	4.6
		Incremental AVAX Purchases and Working Capital	69[7]	2.2
Total Sources at Signing	**$ 304**	**Total Uses at Signing**	**$ 304**	**15.0**

Sources & Uses – Signing To Closing[1]

Sources	$mm	Uses	$mm	AVAX (mm)
SPAC Cash in Trust	$ 239[5]	Purchase of AVAX	$ 218	7.2
		Estimated Transaction Fees at Closing	16[8]	–
		Working Capital	5	–
Total Sources Signing to Closing	**$ 239**	**Total Uses Signing to Closing**	**$ 239**	**7.2**
Total Transaction Sources	**$ 543**	**Total Transaction Uses**	**$ 543**	**22.2**

Note: Assumes a SPAC Share Price of $10.00. Market data as of 9/29/2025. Assumes no change in the AVAX price between signing and closing. (1) Assumes AVAX price of $30.41 as of 9/29/2025. (2) Represents $75mm of In-Kind sale from the Foundation, assuming a 60% discount to fair value based on the AVAX 30-Day VWAP of $27.33 as of 9/19/2025. For purposes of presentation, the Foundation's In-Kind contribution amount and corresponding equity interest are assumed to occur at signing. (3) Assumes AVAX price of $29.62 based on the 5-Day VWAP for AVAX contributed In-Kind from the equity private placement. (4) Consists of $47mm of locked AVAX. In-Kind, locked contributions with a lock-up period >12 months are subject to a 25% discount to fair value and In-Kind locked contributions with a lock-up period of <12 months are subject to 15% discount to fair value; assumes blended 17% discount. (5) Assumes no redemptions. (6) Represents $50mm cash used to acquire $125mm fair value of AVAX tokens from the Foundation at a 60% discount to the AVAX 30-Day VWAP of $27.33 as of 9/19/2025. (7) Assumes remaining cash from the Equity Private Placement not used to purchase AVAX from the Foundation is used to acquire AVAX at a spot price of $30.41 as of 9/29/2025. Includes working capital at signing. (8) Represents estimated transaction fees and expenses, which are subject to change until closing. (9) Illustrative entry mNAV at signing, calculated as the total value of AVAX purchased using Equity Private Placement proceeds and AVAX contributed In-Kind divided by the equity value at signing including AVAT Management and Sponsor Promote. (10) Includes $15mm of cash costs, comprised of Equity Placement Agent fees and other advisory fees.

26

Pro Forma Ownership

Overview

Equity Assumptions:

- Equity Private Placement In-Kind Contribution Value (Excl. Foundation Contribution): $155 million[(3)]
- Equity Private Placement Cash Contribution Value: $119 million

De-SPAC Assumptions:

- Public SPAC Shares at Closing: 25.3 million[(2)]
- Public SPAC Redemption (%): 0.00%
- AVAT Management, Advisory Board, and Sponsors Shares at Closing: 3.6 million shares[(4)]

Pro Forma Share Capital[(1)]

	Shares (mm)	% Own.
SPAC Public Shareholders[(2)]	25.3[(2)]	42.7%
Common Equity Private Placement In-Kind Contributors[(3)]	15.5[(3)]	26.1%
Common Equity Private Placement Cash Investors	11.9	20.1%
AVAT Management, Advisory Board, and Sponsors[(4)]	3.6[(4)]	6.0%
The Foundation	3.0	5.1%
Total	**59.2**	**100.0%**


SPAC Public Shareholders (2)
Common Equity Private Placement In-Kind Contributors (3)
Common Equity Private Placement Cash Investors
AVAT Management, Advisory Board, and Sponsors(4)
The Foundation
43%
26%
20%
6%
5%

Note: Assumes a SPAC Share Price of $10.00. AVAX Spot Price of $30.41 as of 9/29/2025. Assumes no change in the AVAX price between signing and closing.
(1) Based on equity ownership at $10.00; excludes impact of warrants and adjustment shares. (2) Consists of 23.0mm Class A Shares and 2.3mm of Public Shareholder Rights. (3) Assumes AVAX price of $29.62 based on the 5-Day VWAP for AVAX contributed In-Kind from the equity private placement. Consists of $116mm of unlocked AVAX and $47mm of locked AVAX. In-Kind locked contributions with a lock-up period >12 months are subject to a 25% discount to fair value and In-Kind locked contributions with a lock-up period of <12 months are subject to 15% discount; assumes blended 17% discount. Reflects total pro forma share capital; anchor sponsor will be receiving Class A non-voting and Class B voting shares for its contribution, which carry different rights than the Class A shares received by other investors. (4) Includes AVAT Management RSUs, Advisory Board Equity, and Sponsor Promote at closing; some AVAT Management RSUs and Advisory Board Equity subject to time-based vesting schedule. Anchor sponsor will be receiving Class A non-voting and Class B voting shares for its promote. Excludes other incentives available via earnout. Excludes SPAC Sponsor's available earnout of 1.6mm shares of Pubco Class A shares held in escrow account, with the respective numbers of shares released upon each triggering event (i) 533,333, (ii) 533,333, and (iii) 533,334.

27

Transaction Structure

At Signing of Business Combination Agreement

- Equity Private Placement investors to fund their commitment in either cash or AVAX tokens in Avalanche Treasury Co. LLC ("SPV")
- The Foundation and anchor sponsor commit to sell/contribute an aggregate amount of AVAX equal to ~$258 million at signing[(1)(2)]
- Net proceeds to be used to primarily purchase AVAX post-signing

At Closing of Business Combination

- Avalanche Treasury Co. Inc ("ListCo") and Mountain Lake Acquisition Corp. ("Mountain Lake" or "SPAC") to consummate a forward triangular merger. Non-redeeming SPAC securityholders to receive ListCo Class A non-voting shares
- ListCo and SPV to consummate a forward triangular merger. Anchor Sponsor to receive ListCo Class A non-voting and Class B voting shares, other SPV Equityholders to receive ListCo Class A non-voting shares
- SPAC Merger Sub to merge with and into SPAC, with SPAC becoming a wholly owned subsidiary of ListCo
- AVAT Merger Sub to merge with and into AVAT LLC, with AVAT LLC becoming a wholly owned subsidiary of ListCo
- Net proceeds to be used to primarily purchase AVAX, post-closing of the business combination

(1) Assumes AVAX price of $29.62 based on the 5-Day VWAP for AVAX contributed In-Kind by the anchor sponsor, included in the equity private placement. (2) Represents $200mm of In-Kind sale / contribution from the Foundation based on the AVAX 30-Day VWAP of $27.33 as of 9/19/2025. For purposes of presentation, the Foundation's In-Kind contribution amount and corresponding equity interest are assumed to occur at signing.

Structure and Fund Flow At Signing



Cash at signing and ListCo Class A Non-Voting Shares at closing(2)
Equity Private Placement Investors
The Foundation
Fund in Cash or AVAX
LLC Units convertible into ListCo. Class A Non-Voting Shares
Contribution of AVAX
AVAT LLC (SPV)
AVAX is held in custody account until closing
Anchor Sponsor
LLC Units convertible into ListCo. Class A Non-Voting & Class B Voting Shares
Purchase AVAX with net proceeds from private placement

Structure and Fund Flow At Closing



ListCo. Class A Non-Voting Shares
ListCo Class A Non-Voting Shares (Anchor Sponsor to also receive ListCo Class B Voting Shares)
Mountain Lake Shareholders
AVAT Inc. (ListCo.)
AVAT LLC (SPV) Equityholders
SPAC Securities
Equity interests in the SPV
Mountain Lake
Merger
SPAC Merger Sub
AVAT Merger Sub
Merger
AVAT LLC (SPV)

28

Equity Private Placement mNAV Calculation Assumptions

Summary of Tokens Contributed / Purchased	Contribution / Purchase Value ($mm)	Contribution Reference Price (Terms)	Contribution Reference Price ($)	Token Count (mm)
Foundation Contribution[1] (1)	$ 200	30-Day VWAP	$ 27.33	7.3
Equity Private Placement Cash Proceeds (for Spot Purchase) (3)	69	Spot Price	30.41	2.2
Equity Private Placement In-Kind Proceeds (Unlocked)	116	5-Day VWAP	29.62[3]	3.9
Equity Private Placement In-Kind Proceeds (Locked)[4]	47	5-Day VWAP	29.62[3]	1.6
Total AVAX to B/S				**15.0**

Token-Based NAV Build	
AVAX Tokens on B/S (mm)	15.0
(x) AVAX Spot Price[2]	$ 30.41
Total Value of AVAX to B/S ($mm)	$ 458
(-) Fees and Expenses Payable at Closing ($mm)	(15)
NAV ($mm) (B)	**$ 443**

Summary of Shares Issued	Contribution / Purchase Value ($mm)	Contribution Discount (%)	Equity Value @ $10/share	Shares (mm)
Equity Private Placement (Cash) (2)	$ 119	–	$ 119	11.9
Equity Private Placement In-Kind Proceeds (Unlocked)	116[6]	–	116	11.6
Equity Private Placement In-Kind Proceeds (Locked)	47	*16.8%*	39	3.9
Foundation Contribution In-Kind	75	*60.0%*	30	3.0
AVAT Management, Advisory Board, and Sponsors[7]	–	–	36	3.6
Total Shares				**33.9**

Equity Value Build	
Shares Outstanding (mm)[5]	33.9
(x) $10/Share Reference Price	$ 10.00
Equity Value ($mm) (A)	**$ 339**

(A) / (B) = **$339mm** Equity Value / **$443mm** NAV

0.77x mNAV at Entry[8][9]

Memo:			
(1) Total Foundation Commitment at 60% Discount ($mm)	$ 200	(2) Equity Private Placement Cash Proceeds ($mm)	$ 119
Amount Sold for $50mm Cash	125	(3) Proceeds Used to Acquire AVAX at Spot ($mm)	69
Amount Contributed for $30mm Equity Interest	75	Proceeds Used to Acquire AVAX from Foundation at 60% Discount ($mm)	50

Note: Market data as of 9/29/2025. Assumes no change in the AVAX price between signing and closing.
(1) Represents $75mm of In-Kind sale from the Foundation, assuming a 60% discount to fair value based on the AVAX 30-Day VWAP of $27.33 as of 9/19/2025. For purposes of presentation, the Foundation's In-Kind contribution amount and corresponding equity interest are assumed to occur at signing. Represents $50mm cash used to acquire $125mm fair value of AVAX tokens from the Foundation at a 60% discount to the AVAX 30-Day VWAP of $27.33 as of 9/19/2025. (2) Assumes AVAX price of $30.41. (3) Assumes AVAX price of $29.62 based on the 5-Day VWAP for AVAX contributed In-Kind from the equity private placement. (4) Consists of $47mm of locked AVAX. In-Kind locked contributions with a lock-up period >12 months are subject to a 25% discount to fair value and In-Kind locked contributions with a lock-up period of <12 months are subject to 15% discount to fair value; assumes blended 17% discount. (5) Based on equity ownership at $10.00; excludes impact of warrants and adjustment shares. (6) Consists of $116mm of unlocked AVAX. Reflects total pro forma share capital; anchor sponsor will be receiving Class A non-voting and Class B voting shares for its contribution, which carry different rights than the Class A shares received by other investors. (7) Includes AVAT Management RSUs, Advisory Board Equity, and Sponsor Promote at closing; some AVAT Management RSUs and Advisory Board Equity subject to time-based vesting schedule. Anchor sponsor will be receiving Class A non-voting and Class B voting shares for its promote. Excludes other incentives available via earnout. Excludes SPAC Sponsor's available earnout of 1.6mm shares of Pubco Class A shares held in escrow account, with the respective numbers of shares released upon each triggering event (i) 533,333, (ii) 533,333, and (iii) 533,334. Assumes forfeiture of 805,000 private placement units. (8) Illustrative entry mNAV at signing, calculated as the total value of AVAX purchased using Equity Private Placement proceeds and AVAX contributed In-Kind divided by the equity value at signing including AVAT Management and Sponsor Promote. (9) Includes $15mm of cash costs, comprised of Equity Placement Agent fees and other advisory fees.

29

Avalanche Treasury Co. LLC (“SPV”) Issuer Class A Non - Voting Units (the “Units”) (1) Securities Offered $10.00 per share Offering Price $304mm; includes assumption of $119mm contributed as cash, $116mm contributed as unlocked AVAX (2) , $39mm contributed as locked AVAX, and $30mm contributed In - Kind by the Foundation (3) Size AVAX token contributions in - kind with >12 months lock - up subject to 25% discount and contributions in - kind with <12 months lock - up subject to 15% discount Private Placement AVAX Discount Funded at or shortly after the signing of the business combination agreement (“BCA”) Funding Timing Investors may elect to contribute either cash or in - kind in AVAX tokens Form of Funding Units automatically converted into Non - Voting Class A Shares of Avalanche Treasury Co. Inc. (“ ListCo ”) at the closing of the business combination on a one - to - one basis, subject to the Closing Adjustment (defined below). Conversion If (i) the price of AVAX at the closing of the business combination exceeds the VWAP of AVAX for the 5 - day period ending Septemb er 29, 2025 or (ii) the SPV generates AVAX - denominated yield between announcement and closing of the business combination, investors are entitled to rec eive additional shares representing the incremental value at $10.00 per share Closing Adjustments If the business combination does not close, the investors shall receive a pro rata distribution of the purchased AVAX (based on the spot market value of AVAX at the time of liquidation) less expenses Liquidation Preference 30 Common Equity Private Placement Key Terms (1) AVAT Class A shares are entitled to zero votes per share and Class B shares issued to AVAT are entitled to one vote per share . (2) Includes $58mm of anchor sponsor in - kind contribution. Anchor sponsor will be receiving Class A non - voting and Class B voting shares for its contribution, which carry different rights than the Class A shares received by other investors. (3) Represents $75mm of In - Kind sale from the Foundation, assuming a 60% discount to fair value based on the AVAX 30 - Day VWAP of $27 .33 as of 9/19/2025.

IV. Appendix

Powered by Avalanche

Case Study: J.P. Morgan, Apollo & WisdomTree | Tokenized Alternative Asset Portfolio Management Platform

Institutional tokenized wealth management made scalable, efficient, and interoperable

Proof-of-Concept Overview

JPMorganChase / ONYX APOLLO WISDOMTREE

- **Objective:** Enable wealth managers to seamlessly manage discretionary portfolios across both traditional and alternative investments via portfolio rebalancing on J.P. Morgan's Onyx Platform
- **Execution:** Avalanche used to host tokenized funds within a permissioned L1
- **Key Benefits:** Eliminated cash drag with near-instant settlement, generating ~24 bps annual benefit and collapsing 3,000 operational steps into clicks
- **Result:** Demonstrated inclusion of private equity and private credit funds alongside equities and fixed income in tokenized portfolios

Why Avalanche

Core Value Proposition	Institutional-Grade Infrastructure	Customizable Regulatory / Privacy Features	Direct Compliance Control
Capabilities	Cross-Chain Interoperability	High Performance (Scalable & Efficient)	Sub-Second Finality
Future-Ready	Gasless UX / Account Abstraction	Scalable for Alts, ETFs, Treasuries	Ready to Scale Institutional Tokenization

Avalanche enabled Onyx to prove that institutional-grade tokenization, automation, and interoperability can deliver measurable efficiency, scalability, and capital optimization - for the first time at scale

Source: Press release. Note: Onyx by J.P. Morgan has since been rebranded to Kinexys.

32

V. Risks

Risk Factors

CERTAIN FACTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AVALANCHE TREASURY CORPORATION, A DELAWARE CORPORATION ("PUBCO"), AVALANCHE TREASURY COMPANY LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE "COMPANY") AND/OR MOUNTAIN LAKE ACQUISITION CORP. ("MOUNTAIN LAKE" AND, TOGETHER WITH PUBCO AND THE COMPANY, THE "PARTIES") AND ANY PROPOSED PRIVATE INVESTMENT IN THE MEMBERSHIP INTERESTS IN THE COMPANY (THE "PRIVATE PLACEMENT"). THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES THAT THE PARTIES FACE. ADDITIONAL RISKS THAT THE PARTIES ARE UNAWARE OF, OR THAT THE PARTIES CURRENTLY BELIEVE ARE NOT MATERIAL, MAY ALSO BECOME IMPORTANT FACTORS THAT MATERIALLY ADVERSELY AFFECT ANY OF THE PARTIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND FUTURE PROSPECTS OF THE PARTIES COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT EVENT, THE TRADING PRICE OF PUBCO'S CLASS A COMMON STOCK ("PUBCO CLASS A COMMON STOCK") FOLLOWING THE PROPOSED BUSINESS COMBINATION AMONG THE PARTIES (THE "BUSINESS COMBINATION") COULD DECLINE, AND INVESTORS COULD LOSE ALL OR PART OF THEIR INVESTMENT.

Risks Related to the Business and AVAX Strategy of Pubco

- Pubco's principal asset will be AVAX. AVAX is a highly volatile asset, and Pubco's operating results may significantly fluctuate, including due to the highly volatile nature of the price of AVAX and erratic market movements.
- Due to Pubco's limited operating history and the concentration of its AVAX holdings, it will be difficult to evaluate Pubco's business and future prospects, and Pubco may not be able to achieve or maintain profitability in any given period.
- A significant decrease in the market value of Pubco's AVAX holdings could adversely affect Pubco's ability to satisfy its financial obligations under any subsequent debt financings.
- Pubco will operate in a highly competitive environment and will compete against companies, asset managers and other entities with similar strategies, including companies and other investors with significant AVAX holdings and ETFs and ETPs for AVAX and other digital assets, and Pubco's business, operating results, and financial condition may be adversely affected if Pubco is unable to compete effectively.
- The introduction of government issued digital assets could eliminate or reduce the need or demand for private-sector issued digital assets, or significantly limit their utility. National governments around the world could launch central bank digital currencies, which could in turn limit the size of the market opportunity for cryptocurrencies, including AVAX, and may adversely impact Pubco's business.
- The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of AVAX and adversely affect Pubco's business.
- Pubco's AVAX holdings will be less liquid than its cash and cash equivalents and may not be able to serve as a source of liquidity for Pubco.
- Pubco will face risks relating to the custody of its AVAX. If Pubco or its third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to Pubco's AVAX, or if Pubco's private keys are lost or destroyed, or other similar circumstances or events occur, Pubco may lose some or all of its AVAX and Pubco's financial condition and results of operations could be materially adversely affected.
- Pubco's AVAX acquisition strategy exposes Pubco to risk of non-performance by counterparties, including, in particular, risks relating to its custodians, including as a result of inability or refusal of a counterparty to perform because of a deterioration in the counterparty's financial condition and liquidity or for any other reason.
- AVAX and other digital assets are relatively novel assets, which will expose Pubco to significant legal, commercial, regulatory and technical uncertainty, which could adversely affect Pubco's financial position, operations and prospects. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that could materially adversely affect Pubco's financial position, operations and prospects.
- Policymakers in the U.S. are just beginning to consider what a regulatory regime for digital assets would look like and the elements that would serve as the foundation for such a regime. Pubco may be unable to effectively react to proposed legislation and regulation of digital assets, which would adversely affect its business.
- AVAX's status as a "security" in any relevant jurisdiction, as well as the status of Avalanche-related products and services in general is subject to a high degree of uncertainty and if Pubco is unable to properly characterize such product or service offering, Pubco may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect Pubco's business, operating results, and financial condition.
- Regulatory changes classifying AVAX as a "security" could lead to Pubco's classification as an "investment company" under the Investment Company Act of 1940, and would subject Pubco to additional regulation and could materially impact the operation of Pubco' business.
- If Pubco were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions likely would make it impractical for Pubco to continue segments of its business as currently contemplated and could adversely affect Pubco's financial condition, the market price of AVAX and the market price of Pubco's Class A Common Stock and Pubco's results of operations.
- Pubco will not be subject to the same legal and regulatory obligations, including certain compliance and reporting obligations intended to protect investors, that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.
- Due to the unregulated nature and lack of transparency surrounding the operations of many AVAX trading venues, AVAX trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in AVAX trading venues and adversely affect the value of Pubco's AVAX holdings.
- AVAX is created and transmitted through the operations of the peer-to-peer Avalanche network, a decentralized network of computers running software following the Avalanche protocol. If the Avalanche network is disrupted or encounters any unanticipated difficulties, the value of AVAX could be negatively impacted.
- Pubco may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm Pubco's business, financial condition, and operating results.
- Pubco's compliance and risk management methods might not be effective and may result in outcomes that could adversely affect Pubco's reputation, operating results, and financial condition.
- Pubco's mission and operations will include furthering the acceleration of Avalanche adoption and the fusion of AVAX into finance and capital markets, accumulating, safeguarding and compounding AVAX, providing Avalanche-related advisory services and potentially, generating in-kind AVAX yield, among other potential operations. Pubco has not previously engaged in these, or similar, businesses and operations, and growing these operations could be difficult for us, including, without limitation, due to operational challenges and significant competition.
- Pubco may engage in AVAX-related activities in the future, including acquisition, safeguard and compounding of AVAX and providing Avalanche-related advisory services, all of which may be subject to regulation. Pubco has not previously engaged in these business lines and may be unable to implement its business plan, including, without limitation, due to operational challenges, significant competition and regulation.
- Changes in laws or regulations, or a failure to comply with any laws and regulations, including any applicable financial industry regulation, could have a material adverse impact on Pubco and its activities.
- If we were considered to be a "shell company" by Nasdaq, or another stock exchange on which we apply for listing, or by the SEC, we may be unable to list our Pubco Class A Common Stock on a stock exchange and the Business Combination would not occur.
- We could be considered to be a "shell company" and we expect to be considered the successor to a shell company, and therefore, we and our stockholders would be restricted in reliance on certain rules or forms in connection with the offering, sale or resale of securities.

Risks Related to Being a Public Company

- The market price of Pubco Class A Common Stock may be volatile and decline materially as a result of volatility in AVAX or the digital asset markets generally, or for other reasons. Investors should be aware that they may lose some or all of their investment.
- The principal assets of Pubco following the Business Combination will be its AVAX holdings and cash and cash equivalents from the proceeds of the Business Combination and the Private Placement not invested in AVAX. Although Pubco is expected to have certain other operations, Pubco will depend on such retained cash and cash equivalents to pay its debts and other obligations.
- If securities or industry analysts do not publish research or reports about Pubco's business or the Business Combination or publish negative reports, the market price of Pubco Class A Common Stock could decline.
- Pubco's ability to timely raise capital in the future may be limited, or may be unavailable on favorable terms, if at all. Pubco's failure to raise capital when needed could harm its business, operating results and financial condition.
- The issuance of additional shares and/or other securities by Pubco could make it difficult for another company to acquire Pubco, may dilute the ownership of Pubco stockholders and could adversely affect the price of Pubco Class A Common Stock.
- Future resales of Pubco Class A Common Stock after the consummation of the Business Combination may cause the market price of Pubco's securities to drop significantly, even if Pubco's business is doing well.
- Pubco will incur higher costs post-Business Combination as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.
- Pubco's management team is expected to have limited experience managing and operating a U.S. public company.
- If Pubco is unable to maintain an effective system of internal controls and compliances, its business and reputation could be adversely affected.
- Pubco's failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it following consummation of the Business Combination could have a material adverse effect on its business, financial condition, results of operations, cash flow and prospects.
- Pubco will be an "emerging growth company." The reduced public company reporting requirements applicable to emerging growth companies may make Pubco Class A Common Stock less attractive to investors.

34

Risk Factors (Cont'd)

Risks Related to the Business Combination

- The market price of Pubco Class A Common Stock after the Business Combination will be affected by factors different from those currently affecting the prices of Class A ordinary shares of Mountain Lake ("Mountain Lake Class A Ordinary Shares").
- The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement among the Parties (the "Business Combination Agreement") may be terminated in accordance with its terms and the Business Combination may not be completed.
- The Business Combination Agreement contains provisions that limit Mountain Lake from seeking an alternative business combination.
- Neither Mountain Lake nor its shareholders will have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total merger consideration in the event that any of the representations and warranties in the Business Combination Agreement made by Pubco or any other party thereto ultimately proves to be inaccurate or incorrect.
- Investors in the Private Placement will experience immediate and material dilution upon closing of the Business Combination as a result of the Class B ordinary shares of Mountain Lake (the "Mountain Lake Class B Ordinary Shares") held by the sponsor of Mountain Lake (the "Sponsor"), since the value of the Mountain Lake Class B Ordinary Shares is likely to be substantially higher than the nominal price paid for them, even if the trading price of Pubco Class A Common Stock at such time is substantially less than $10.00 per share.
- Since the Sponsor and Mountain Lake's directors and officers have interests that are different from, or in addition to (and which may conflict with), the interests of Mountain Lake's public shareholders, a conflict of interest may exist in determining whether the Business Combination with Pubco is appropriate as Mountain Lake's initial business combination. Such interests include that the Sponsor will lose its entire investment in Mountain Lake if the Business Combination or any other business combination is not completed, and that the Sponsor will be liable to Mountain Lake in certain circumstances if and to the extent any claims by a third party for services rendered or products sold to Mountain Lake (except for our independent auditors and underwriters of Mountain Lake's initial public offering), or a prospective target business with which Mountain Lake has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the redemption amount to below certain agreed upon thresholds.
- Neither the board of directors of Mountain Lake (the "Mountain Lake Board") nor any committee thereof may obtain a fairness opinion (or any similar report or appraisal) in determining whether or not to pursue the Business Combination. Consequently, Mountain Lake shareholders will have no assurance from an independent source that the price Mountain Lake is paying in the Business Combination is fair to Mountain Lake — and, by extension, its securityholders — from a financial point of view.
- Mountain Lake's directors and officers will have discretion on whether to agree to changes or waivers in the terms of the Business Combination and their interests in exercising that discretion may conflict with those of Mountain Lake's shareholders.
- Members of Mountain Lake's management team and the Mountain Lake Board have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons, as well as Mountain Lake's affiliates, have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert Mountain Lake management's attention, and may have an adverse effect on Mountain Lake, which may impede Mountain Lake's ability to consummate the Business Combination.
- Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Mountain Lake's business, including Mountain Lake's ability to negotiate and complete the Business Combination.
- If the Business Combination is not approved and Mountain Lake does not consummate another initial business combination by its deadline, then the Sponsor's ordinary shares of Mountain Lake will become worthless and the expenses it has incurred will not be reimbursed. These interests may influence the Sponsor's decision to approve the Business Combination.
- A substantial majority of Mountain Lake's public shareholders may redeem their Mountain Lake Class A Ordinary Shares, which will reduce proceeds available to fund Pubco's operations following the Business Combination.
- The ability of public shareholders of Mountain Lake to exercise redemption rights with respect to a large number of Mountain Lake's public shares may reduce the public "float" of Mountain Lake Class A Ordinary Shares, reduce the liquidity of the trading market for the Mountain Lake Class A Ordinary Shares on Nasdaq, or make it difficult to obtain or maintain the quotation, listing or trading of shares of Pubco Class A Common Stock on Nasdaq, and consequently may not allow the parties to complete the Business Combination, or optimize Pubco's capital structure following the Business Combination.
- If Mountain Lake seeks shareholder approval of the Business Combination, the Sponsor and Mountain Lake's directors, officers and their respective affiliates may elect to purchase Mountain Lake Class A Ordinary Shares from public shareholders, subject to any limitations under the Securities Exchange Act of 1934, which may influence a vote on the Business Combination and reduce the public "float" of Mountain Lake Class A Ordinary Shares.

Risks Related to Ownership of Pubco Class A Common Stock Following the Business Combination

- Securities of companies formed through mergers with special purpose acquisition companies such as Pubco have been volatile. Accordingly, securities of companies such as Pubco, may be more volatile than other securities and may experience a material decline in price relative to the share price of the special purpose acquisition companies prior to the merger.
- Volatility in Pubco's share price could subject Pubco to securities class action litigation.
- Currently, there is no public market for the shares of Pubco Class A Common Stock. Investors cannot be sure about whether an active trading market in Pubco Class A Common Stock will develop, what the market price of shares of Pubco Class A Common Stock would be or whether Pubco will successfully obtain authorization for listing on Nasdaq.
- Pubco may or may not pay cash dividends in the foreseeable future.
- Pubco may have shareholders which, through their potential voting control of Pubco, may be in a position to control actions that require shareholder approval and may make decisions that are adverse to other shareholders.
- Pubco expects to qualify as a controlled company under applicable stock exchange rules and expects to avail itself of applicable exemptions from the corporate governance requirements thereof.
- Holders of Pubco Class A Common Stock have no voting rights. As a result, holders of Pubco Class A Common Stock will not have any ability to influence stockholder decisions.
- Sales of a substantial number of Pubco securities in the public market following the Business Combination could adversely affect the market price of Pubco Class A Common Stock.

Risks Related to Taxation

- Unrealized fair value gains on Pubco's AVAX holdings could cause Pubco to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.
- If Mountain Lake is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders may suffer adverse tax consequences as a result of the Business Combination.

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